                                   EXHIBIT 11

                            FLEET FINANCIAL GROUP, INC.
               COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                       ($ IN MILLIONS, EXCEPT PER SHARE DATA)

                                                        For the Three Months ended September 30,
                                        ------------------------------------------------------------------------
                                                      1998                                    1997
                                        ---------------------------------       --------------------------------
                                             BASIC            DILUTED                BASIC           DILUTED
                                        ----------------  ---------------       ----------------  ---------------
Equivalent shares:
Average shares outstanding                   567,650,764      567,650,764            544,831,312      544,831,312
Additional shares due to:
      Stock options                                  ---        7,138,826                    ---        6,048,704
      Warrants                                       ---       12,298,448                    ---       11,178,046
                                        ----------------  ---------------       ----------------  ---------------
Total equivalent shares                      567,650,764      587,088,038            544,831,312      562,058,062
                                        ================  ===============       ================  ===============
Earnings per share
Net income                              $            401  $           401       $            352  $           352
Less: Preferred stock dividends                      (13)             (13)                   (16)             (16)
                                        ----------------  ----------------      ----------------  ----------------
Adjusted net income                     $            388  $           388       $            336  $           336
                                        ================  ===============       ================  ===============
 Total equivalent shares                     567,650,764      587,088,038            544,831,312      562,058,062
                                        ================  ===============       ================  ===============
Earnings per share on net income        $            .68  $           .66       $            .62  $           .60
                                        ================  ===============       ================  ===============

                                   EXHIBIT 11

                            FLEET FINANCIAL GROUP, INC.
               COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                       ($ IN MILLIONS, EXCEPT PER SHARE DATA)

                                                         For the Nine Months ended September 30,
                                        ------------------------------------------------------------------------
                                                      1998                                    1997
                                        ---------------------------------       --------------------------------
                                             BASIC            DILUTED                BASIC           DILUTED
                                        ----------------  ---------------       ----------------  --------------
Equivalent shares:
Average shares outstanding                   567,873,966      567,873,966            552,509,092     552,509,092
Additional shares due to:
      Stock options                                  ---        7,363,594                    ---       5,567,868
      Warrants                                       ---       12,363,078                    ---      10,667,620
                                        ----------------  ---------------       ----------------  --------------
Total equivalent shares                      567,873,966      587,600,638            552,509,092     568,744,580
                                        ================  ===============       ================  ==============

Earnings per share
Net income                              $          1,117  $         1,117       $          1,033  $        1,033
Less: Preferred stock dividends                      (38)             (38)                   (49)            (49)
                                        ----------------  ---------------       ----------------  --------------
Adjusted net income                     $          1,079  $         1,079       $            984  $          984
                                        ================  ===============       ================  ==============

 Total equivalent shares                     567,873,966      587,600,638            552,509,092     568,744,580
                                        ================  ===============       ================  ==============
Earnings per share on net income        $           1.90  $          1.84       $           1.78  $         1.73
                                        ================  ===============       ================  ==============